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                                                                   EXHIBIT 10.02


                            NON-COMPETITION AGREEMENT


                  This Non-Competition Agreement (this "AGREEMENT") is made and entered into as of July 15, 1999 (the "EXECUTION DATE") by and between Integrated Systems, Inc., a California corporation (the "COMPANY"), and James E. Challenger ("SHAREHOLDER").

                                 R E C I T A L S

                  A. The Company and Software Development Systems, Inc., an Illinois corporation ("SDS"), have entered into an Agreement and Plan of Reorganization dated as of July 15, 1999 (the "PLAN"), pursuant to which SDS will merge with a subsidiary of the Company in a statutory merger (the "MERGER"), pursuant to the terms and conditions set forth in the Plan and applicable law. Capitalized terms that are used in this Agreement and are not defined herein shall have the same meanings that such terms have in the Plan.

                  B. Upon the effectiveness of the Merger, the outstanding Common Stock of SDS will be converted into shares of the Company Common Stock, in the manner and on the basis set forth in the Plan.

                  C. Shareholder is a principal shareholder of SDS, owns Common Stock of SDS and is an officer and key employee of SDS, and upon the effectiveness of the Merger, will receive shares of the Company Common Stock having substantial value by virtue of the exchange of Shareholder's SDS shares in the Merger. Shareholder's talents and abilities are critical to SDS's ability to successfully carry on its business.

                  D. One of the material conditions precedent to the obligation of the Company to consummate the Merger under the Plan is that Shareholder has executed, entered into and is bound by this Agreement with the Company. Shareholder is therefore entering into this Agreement as a material inducement and consideration to the Company to enter into the Plan, to issue the consideration payable to the SDS shareholders in the Merger, to consummate the Merger and for the other consideration stated herein.

                  E. Shareholder is also receiving additional consideration as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the facts stated in the foregoing recitals and the promises made herein, the Company and Shareholder hereby agree as follows:

                  1. EFFECTIVENESS OF OBLIGATIONS. This Agreement shall become effective if and only if the Merger is consummated on or before July 31, 1999, and shall become effective upon the date that the Merger is consummated and becomes legally effective (such date being hereinafter referred to as the "EFFECTIVE TIME").


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                  2.     CERTAIN DEFINITIONS.

                           (a)      COVENANT PERIOD. As used herein, the term
"COVENANT PERIOD" means that period of time commencing on the Effective Time and ending on the LATER of (i) the fourth (4th) anniversary of the Effective Time; or (ii) the "Termination Date" (as defined herein). The "TERMINATION DATE" means the first date following the Effective Time that Shareholder is not employed by the Company, the Surviving Corporation or any Affiliate (as defined herein) of the Company or the Surviving Corporation.

                           (b)      ENGAGING IN BUSINESS. As used in Section 3
of this Agreement, each of the following activities, without limitation, shall be deemed to constitute "ENGAGING IN A BUSINESS": to engage in, carry on, work with, be employed by, consult for, invest in, solicit customers for, have an interest in, advise, lend money to, guarantee the debts or obligations of, contribute, sell or license intellectual property to, or permit one's name or any part thereof to be used in connection with, any enterprise or endeavor, either individually, in partnership or in conjunction with any person, firm, association, partnership, limited liability company, corporation or other business, whether as principal, agent, shareholder, partner, member, director, officer, employee, consultant, or in any other manner whatsoever. Nothing contained in this Agreement shall prohibit Shareholder from (i) being employed by or serving as a consultant to the Company (or any other Affiliate, as defined below, of the Company), (ii) acquiring or holding at any one time less than one percent (1%) of the outstanding securities of any publicly traded company, or
(iii) acquiring or holding an interest in a mutual fund, limited partnership, venture capital fund or similar investment entity of which Shareholder is not an employee, officer or general partner and has no power to make, participate in or directly influence the investment decisions of such mutual fund, limited partnership, venture capital fund or investment entity.

                           (c)      SURVIVING CORPORATION. As used herein, the
term "SURVIVING CORPORATION" means the surviving corporation of the Merger.

                  3.       NON-COMPETITION AND NON-SOLICITATION COVENANTS.

                           (a)      NON-COMPETITION. Shareholder hereby
covenants and agrees with the Company that, during the Covenant Period, Shareholder shall not, whether directly or indirectly, engage in any business that is directly or indirectly competitive with or similar to any of the businesses conducted by SDS, the Company or any entity in which the Company holds a majority of the voting power prior to the Effective Time in any county in the State of California, in the State of Illinois, or in any other state, territory or possession of the United States or any country in which SDS has conducted business, or in which the Company or the Surviving Corporation conducts or has conducted business (including, without limitation, any county, state, territory, possession or country in which any customer of SDS, the Surviving Corporation or the Company is located or in which SDS, the Surviving Corporation or the Company has solicited business).

                           (b)      NON-SOLICITATION OF CUSTOMERS. In addition
to, and not in limitation of, the non-competition covenants of Shareholder in
Section 3(a) above, Shareholder agrees with


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the Company that, during the Covenant Period, Shareholder will not, either for
Shareholder or for any other person or entity, directly or indirectly, solicit business from, or attempt to sell, license or provide the same or similar products or services as are now provided by the Company or the Surviving Corporation or any of their Affiliates (as defined below) to any of its customers. Shareholder hereby acknowledges that the identities, addresses, and business needs of the past, current, prospective clients and customers of the Company, SDS, the Surviving Corporation and their Affiliates are confidential and proprietary information and trade secrets of the Company and the Surviving Corporation, respectively, and that this Agreement imposes on Shareholder a duty not to disclose such information or use such information to the detriment of the Company or the Surviving Corporation or their Affiliates in violation of this Agreement. As used in this Agreement, the term "AFFILIATE" will have the meaning given to such term in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended, and refers both to a present and future Affiliate.

                           (c)      NON-SOLICITATION OF EMPLOYEES. In addition
to, and not in limitation of, the non-competition covenants of Shareholder in
Section 3(a) above, Shareholder agrees with the Company that, during the Covenant Period, Shareholder will not, either for Shareholder or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee of the Company, the Surviving Corporation or any of their Affiliates to terminate his or her employment with the Company, the Surviving Corporation or any of their Affiliates.

                  4. ADDITIONAL CONSIDERATION. As additional consideration for the covenants herein, so long as Shareholder is in compliance with this Agreement, Company agrees to pay Shareholder One Million Dollars ($1,000,000) at the Closing.

                  5. CONFIDENTIALITY. Shareholder agrees with the Company not to disclose, communicate, use to the detriment of the Company, SDS, the Surviving Corporation or any of their respective Affiliates, or for the benefit of any other person, or misuse in any way, any confidential information or trade secrets of the Company, SDS, the Surviving Corporation or any of their respective Affiliates (including but not limited to confidential information and trade secrets of SDS acquired by the Company in the Merger), including, without limitation, personnel information, secret processes, software, know-how, customer or supplier lists, formulae, or other technical data. Shareholder acknowledges and agrees with the Company that all such confidential information and trade secrets previously received or to be received by Shareholder from SDS, the Company, the Surviving Corporation or any of their respective Affiliates was or will be received by Shareholder in confidence and as a fiduciary. Nothing in this Section 5 will affect the rights of Shareholder with respect to any information that (i) is or becomes part of the public domain through no fault of Shareholder, (ii) is disclosed to third parties by the Company or the Surviving Corporation or any of their respective Affiliates without restrictions on the disclosure thereof, or (iii) is required to be disclosed by law. If Shareholder becomes an employee of the Company, the Surviving Corporation or any other Affiliate of the Company as a result of the Merger, Shareholder agrees to execute and deliver any standard invention assignment and confidentiality agreement normally required for the Company employees.


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                  6.       OPINION OF THE COMPANY. If Shareholder desires to
engage in any activity and is uncertain whether such activity is prohibited by this Agreement, then Shareholder shall describe the proposed activity in detail in a written notice to the Company delivered by personal delivery or by first class certified or registered mail, return receipt requested, addressed to the Company's President or Chief Executive Officer. The Company shall have thirty
(30) days after receipt of such notice during which to advise Shareholder whether the Company believes that the proposed activity is prohibited by this Agreement. If the Company fails to notify Shareholder of its determination during such thirty (30) day period, or if the Company notifies Shareholder that it has no objection to all or a portion of the proposed activity, then Shareholder may engage in all or such portion of such activity, as the case may be, without any liability to the Company under this Agreement.

                  7. SEVERABILITY. The scope and effect of the covenants of Shareholder in this Agreement shall be as broad in time (but not, as regards the covenants contained in Section 3 of this Agreement, beyond the applicable time periods set forth therein), geography and in all other respects as is permitted by applicable law. Should a court or other body of competent jurisdiction determine that any term or provision of this Agreement is excessive in scope or duration or is unenforceable, then such term or provision shall not be voided or made unenforceable, but rather shall be modified so as to be enforceable, in accordance with the purposes stated in the preceding sentence and with applicable law, and all other terms and provisions of this Agreement shall remain valid and fully enforceable.

                  8. REMEDIES. Shareholder acknowledges and agrees with the Company that damages would not adequately compensate the Company if Shareholder were to breach any of covenants of Shareholder contained in this Agreement. Consequently, Shareholder agrees that in the event of any such breach, the Company shall be entitled, in addition to any other remedies, to enforce this Agreement by means of an injunction or other equitable relief.

                  9. SURVIVING CORPORATION IS THIRD PARTY BENEFICIARY. Shareholder and the Company acknowledge and agree that the Surviving Corporation is an intended third party beneficiary of this Agreement insofar as the Surviving Corporation may seek to enforce Shareholder's obligations under this Agreement against Shareholder; PROVIDED, HOWEVER, that the Surviving Corporation may act to enforce this Agreement only with the Company's prior written consent.

                  10. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of the Company, including any successor to or assignee of all or substantially all of the business and assets of the Company or any other parts of the business or assets of the Company or the Surviving Corporation. This Agreement and the rights and obligations of Shareholder hereunder shall not be assignable, delegable or transferable by Shareholder in any respect.

                  11. COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay


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all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

                  12. ENTIRE AGREEMENT. This Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and, effective upon the Effective Time of the Merger, shall supersede any and all prior and contemporaneous agreements (including any non-competition agreements between Shareholder and SDS), negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting that subject matter (EXCEPT for any invention assignment and/or confidentiality agreement that Shareholder may execute pursuant to
Section 5 hereof and the employment agreement by Shareholder with the Company dated as of the date hereof).

                  13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflicts of laws.

                  14. NOTICES. All notices and other communications required or permitted under this Agreement will be in writing and hand delivered, sent by facsimile, sent by certified first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five (5) days after mailing if sent by mail, and one (1) day after dispatch if sent by facsimile (with electronic acknowledgment of successful transmission) or express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

If to the Company:                              With a copy to:

         Integrated Systems, Inc.               Fenwick & West LLP
         201 Moffett Park Drive                 Two Palo Alto Square, Suite 800
         Sunnyvale, California 94089            Palo Alto, California 94306
         Attention: President                   Attention: Fred M. Greguras
         Facsimile: (408) 542-1959              Facsimile: (650) 494-1417

If to Shareholder:

         777 Prospect Avenue
         Winnetka, Illinois 60093

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which, taken together, constitute one and the same agreement.


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                  IN WITNESS WHEREOF, Shareholder and the Company have executed this Agreement as of the date set forth in the first paragraph of this Agreement.


INTEGRATED SYSTEMS, INC.                 SHAREHOLDER


By: /s/ CHARLES M. BOESENBERG            /s/ JAMES E. CHALLENGER
   ---------------------------           ---------------------------------
Title: PRESIDENT & CEO
      ------------------------

                 [SIGNATURE PAGE FOR NON-COMPETITION AGREEMENT]


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